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                                                                       EXHIBIT 2









                          AGREEMENT AND PLAN OF MERGER


                                      Among

                                 ING GROEP N.V.,

                      ING AMERICA INSURANCE HOLDINGS, INC.,


                              SHP ACQUISITION CORP.


                                       and

                            RELIASTAR FINANCIAL CORP.





                           Dated as of April 30, 2000



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                                TABLE OF CONTENTS

                                                                            Page

                                    RECITALS

                                    ARTICLE I

                       The Merger; Closing; Effective Time

1.1   The Merger...............................................................1
1.2   Closing..................................................................2
1.3   Effective Time...........................................................2

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

2.1   The Certificate of Incorporation.........................................2
2.2   The By-Laws..............................................................2

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

3.1   Directors................................................................3
3.2   Officers.................................................................3

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

4.1   Effect on Capital Stock..................................................3
      (a)    Merger Consideration..............................................3
      (b)    Cancellation of Shares............................................4
      (c)    Merger Sub........................................................4
4.2   Exchange of Cash for Shares..............................................4
      (a)    Paying Agent......................................................4
      (b)    Payment Procedures................................................4

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      (c)    Transfers.........................................................5
      (d)    Termination of Payment Fund.......................................5
      (e)    Lost, Stolen or Destroyed Certificates............................5
      (f)    Withholding of Tax................................................6
4.3   Dissenters' Rights.......................................................6
4.4   Adjustments to Prevent Dilution..........................................6
4.5   ESOP Shares..............................................................7

                                    ARTICLE V

                         Representations and Warranties

5.1   Representations and Warranties of the Company............................8
      (a)(i) Organization, Good Standing and Qualification.....................8
      (b)    Capital Structure.................................................9
      (c)    Corporate Authority; Approval and Fairness.......................10
      (d)    Governmental Filings; No Violations..............................11
      (e)    Statutory Reports; Company Reports; Financial Statements.........12
      (f)    Absence of Certain Changes.......................................13
      (g)    Litigation and Liabilities.......................................14
      (h)    Employee Benefits................................................15
      (i)    Compliance with Laws; Permits....................................18
      (j)    Takeover Statutes................................................20
      (k)    Environmental Matters............................................20
      (l)    Taxes............................................................21
      (m)    Labor Matters....................................................23
      (n)    Insurance........................................................24
      (o)    Intellectual Property............................................24
      (p)    Rights Plan......................................................25
      (q)    Brokers and Finders..............................................25
      (r)    Insurance Business...............................................25
      (s)    Liabilities and Reserves.........................................26
      (t)    Separate Accounts; Investment Advisor............................27
      (u)    Material Contracts...............................................28
      (v)    Investment Contracts, Fund Clients and Advisory Clients..........28
      (w)    Company Broker/Dealers...........................................30
      (v)    Bank Regulatory Matters..........................................31
5.2   Representations and Warranties of ING, Parent and Merger Sub............32
      (a)    Capitalization...................................................32
      (b)    Organization, Good Standing and Qualification....................33
      (c)    Corporate Authority..............................................33
      (d)    Governmental Filings; No Violations..............................33

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      (e)    ING Reports......................................................34
      (g)    Adequate Funds...................................................35

                                   ARTICLE VI

                                    Covenants

6.1   Interim Operations; Operation of Businesses.............................35
6.2   Acquisition Proposals...................................................38
6.3   Accuracy of Prospectus/Proxy Statement..................................40
6.4   Shareholders Meeting....................................................40
6.5   Filings; Other Actions; Notification....................................40
6.6   Access..................................................................42
6.7   Stock Exchange..........................................................43
6.8   Publicity...............................................................43
6.9   Benefits; Company Options...............................................43
6.10  Expenses................................................................45
6.11  Indemnification; Directors' and Officers' Insurance.....................45
6.12  Compliance with 1940 Act Section 15.....................................47
6.13  Fund Client Contracts, Distribution Plans and Boards....................47
6.14  Non-Fund Advisory Contracts.............................................48
6.15  Qualification of the Fund Clients; Fund Client Boards...................48
6.16  Other Actions by the Company and Parent.................................48
      (a)    Rights...........................................................48
      (b)    Takeover Statute.................................................48
6.17  Appointments............................................................49

                                   ARTICLE VII

                                   Conditions

7.1   Conditions to Each Party's Obligation to Effect the Merger..............49
      (a)    Shareholder Approval.............................................49
      (b)    Regulatory Consents..............................................49
      (c)    Litigation.......................................................50
      (d)    ADS Listing......................................................50
      (e)    F-4 Registration Statement.......................................50
      (f)    Blue Sky.........................................................50
7.2   Conditions to Obligations of Parent and Merger Sub......................50
      (a)    Representations and Warranties...................................50
      (b)    Performance of Obligations of the Company........................51
      (c)    Consents Under Agreements........................................51

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      (d)    Client Approvals.................................................52
7.3   Conditions to Obligation of the Company.................................52
      (a)    Representations and Warranties...................................52
      (b)    Performance of Obligations of ING, Parent and Merger Sub.........52
      (c)    Consents Under Agreements........................................52

                                  ARTICLE VIII

                                   Termination

8.1   Termination by Mutual Consent...........................................53
8.2   Termination by Either Parent or the Company.............................53
8.3   Termination by the Company..............................................53
8.4   Termination by Parent...................................................54
8.5   Effect of Termination and Abandonment...................................54

                                   ARTICLE IX

                            Miscellaneous and General

9.1   Survival................................................................55
9.2   Modification or Amendment...............................................56
9.3   Waiver of Conditions....................................................56
9.4   Counterparts............................................................56
9.5   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...........................56
9.6   Notices.................................................................57
9.7   Entire Agreement; NO OTHER REPRESENTATIONS..............................59
9.8   No Third Party Beneficiaries............................................59
9.9   Obligations of Parent and of the Company................................59
9.10  Transfer Taxes..........................................................59
9.11  Severability............................................................59
9.12  Interpretation..........................................................60
9.13  Assignment..............................................................60



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                             INDEX OF DEFINED TERMS

                                                                         Section

1940 Act...............................................................5.1(d)(i)
1999 10-K.............................................................5.1(e)(ii)
1999 20-F..............................................................5.2(e)(i)
A Shares...............................................................5.2(a)(i)
Acquisition Proposal......................................................6.2(a)
ADSs......................................................................4.5(a)
Advisers Act...........................................................5.1(d)(i)
Advisory Client......................................................5.1(v)(iii)
Advisory Entities....................................................5.1(v)(iii)
Advisory Entity......................................................5.1(v)(iii)
Affiliates............................................................5.1(c)(ii)
Agent.................................................................5.1(r)(ii)
Agreement...............................................................Recitals
Audit Date............................................................5.1(e)(ii)
Average Closing Price.....................................................4.5(a)
B Shares...............................................................5.2(a)(i)
Banking Authorities....................................................5.1(d)(i)
Bankruptcy and Equity Exception........................................5.1(c)(i)
Bearer Receipt............................................................4.5(a)
By-Laws......................................................................2.2
Certificate...............................................................4.1(a)
Certificate of Merger........................................................1.3
Charter......................................................................2.1
Client.................................................................5.1(v)(i)
Closing......................................................................1.2
Closing Date.................................................................1.2
Code......................................................................4.2(f)
Common Stock..............................................................4.1(a)
Company.................................................................Recitals
Company Actuarial Analyses............................................5.1(r)(iv)
Company Broker/Dealers.................................................5.1(w)(i)
Company Disclosure Letter....................................................5.1
Company Employees ........................................................6.9(c)
Company Life Insurance Companies......................................5.1(a)(ii)
Company Life Insurance Contracts.......................................5.1(r)(i)
Company Life SAP Statements............................................5.1(e)(i)
Company Material Adverse Effect........................................5.1(a)(i)
Company Option............................................................5.1(b)

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Company Reports.......................................................5.1(e)(ii)
Company Requisite Vote.................................................5.1(c)(i)
Company Separate Accounts..............................................5.1(t)(i)
Compensation and Benefit Plans.........................................5.1(h)(i)
Confidentiality Agreement....................................................9.7
Constituent Corporations................................................Recitals
Contracts.............................................................5.1(d)(ii)
Costs....................................................................6.11(a)
Cumulative Preference Shares...........................................5.2(a)(i)
Current Premium..........................................................6.11(c)
D&O Insurance............................................................6.11(c)
DGCL.........................................................................1.1
Dissenting Shares.........................................................4.1(a)
Dissenting Stockholders...................................................4.1(a)
Effective Time...............................................................1.3
Environmental Law......................................................5.1(k)(i)
ERISA..................................................................5.1(h)(i)
ERISA Affiliate......................................................5.1(h)(iii)
ERISA Affiliate Plan.................................................5.1(h)(iii)
ESOP Consideration........................................................4.5(a)
ESOP Plan.................................................................4.1(a)
ESOP Shares...............................................................4.1(a)
Exchange Act...........................................................5.1(a)(i)
Excluded Share............................................................4.1(a)
Excluded Shares...........................................................4.1(a)
Extended Date.............................................................8.2(i)
F-4 Registration Statement...................................................6.3
Fund Client............................................................5.1(v)(i)
GAAP.................................................................5.1(e)(iii)
Governmental Consents..................................................7.1(b)(i)
Governmental Entity....................................................5.1(d)(i)
HSR Act...................................................................5.1(b)
Indemnified Parties......................................................6.11(a)
ING.....................................................................Recitals
ING Companies.............................................................4.1(a)
ING Reports............................................................5.2(e)(i)
ING Shares................................................................4.5(a)
Insurance Authorities..................................................5.1(d)(i)
Insurance Laws.........................................................5.1(i)(i)
Intellectual Property..................................................5.1(o)(i)
Investment Contract....................................................5.1(v)(i)
IRS...................................................................5.1(h)(ii)

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Laws..................................................................5.1(i)(ii)
Lexington Agreement..........................................................4.4
MEC...................................................................5.1(l)(ii)
Merger..................................................................Recitals
Merger Consideration......................................................4.1(a)
Merger Sub..............................................................Recitals
NASD...................................................................5.1(d)(i)
New Plans.................................................................6.9(c)
Notice of Superior Proposal...............................................6.2(b)
NYSE......................................................................4.5(a)
Old Plans.................................................................6.9(d)
open taxable years...................................................5.1(l)(iii)
Order..................................................................7.1(c)(i)
Out-of-Pocket Expenses....................................................8.5(b)
Parent..................................................................Recitals
Parent Material Adverse Effect............................................5.2(b)
Paying Agent..............................................................4.2(a)
Payment Fund..............................................................4.2(a)
PBGC.................................................................5.1(h)(iii)
Pension Plan..........................................................5.1(h)(ii)
Person....................................................................4.2(b)
Preference Shares......................................................5.2(a)(i)
Preferred Shares..........................................................5.1(b)
Prospectus/Proxy Statement...................................................6.3
Qualified Plan........................................................5.1(h)(ii)
Representatives..............................................................6.6
Right.....................................................................4.1(a)
Rights Agreement..........................................................4.1(a)
SEC..........................................................................5.1
Securities Act........................................................5.1(e)(ii)
Series A Preferred Stock..................................................4.1(a)
Share.....................................................................4.1(a)
Shareholders Meeting.........................................................6.4
Shares....................................................................4.1(a)
Significant Subsidiaries...............................................5.1(a)(i)
Stock Based Plans.........................................................6.9(d)
Stock Option Agreement..................................................Recitals
Stock Plans...............................................................5.1(b)
Subsidiary.............................................................5.1(a)(i)
Superior Proposal.........................................................6.2(a)
Surviving Corporation........................................................1.1
Takeover Statute..........................................................5.1(j)

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Tax....................................................................5.1(l)(i)
Tax Authority..........................................................5.1(l)(i)
Tax Return.............................................................5.1(l)(i)
Tax Sharing Agreement..................................................5.1(l)(i)
Taxable................................................................5.1(l)(i)
Taxes..................................................................5.1(l)(i)
Termination Date.............................................................8.2
Termination Fee...........................................................8.5(b)
Total assets under management.............................................7.2(d)
Voting Debt...............................................................5.1(b)


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of April 30, 2000, among RELIASTAR FINANCIAL CORP., a Delaware corporation (the "Company"), ING GROEP N.V., a corporation organized under the laws of the Netherlands ("ING"), ING AMERICA INSURANCE HOLDINGS, INC., a Delaware corporation ("Parent"), and SHP ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

         WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to ING's, Parent's and Merger Sub's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Shares (as defined in Section 4.1(a)) under the terms and conditions set forth in the Stock Option Agreement; and

         WHEREAS, the Company, ING, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be


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merged with and into the Company and the separate corporate existence of Merger
Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

         1.2 Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the second business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

         1.3 Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

         2.1 The Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), provided that the Charter shall be amended to change the name of the Surviving Corporation to the name of the Company, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law.

         2.2 The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

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                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

         3.1 Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.2 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

         4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

         (a) Merger Consideration. Each share of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), including the associated right to purchase one-twentieth of a share of Series A Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), of the Company (each a "Right" and, together with the Common Stock, a "Share" or, collectively, the "Shares") issued pursuant to the Amended and Restated Rights Agreement, dated as of February 11, 1999, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agreement"), issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by ING, Parent, Merger Sub or any other Subsidiary (as defined in Section 5.1(a)(i)) of ING (collectively, the "ING Companies") or Shares that are owned by the Company or any Subsidiary of the Company and in each case not held on behalf of third parties, or (ii) Shares ("ESOP Shares") held by the Reliastar Financial Corp. Success Sharing Plan and ESOP (the "ESOP Plan") or (iii) Shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to Section 262 of the DGCL (each, an "Excluded Share" and collectively, "Excluded Shares")) shall be converted into the right to receive $54.00 in cash (the "Merger Consideration"). At the Effective Time, all Shares issued and outstanding

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immediately prior to the Effective Time shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration.

         (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the ING Companies or owned by the Company or any Subsidiary of the Company (in each case other than Shares that are held on behalf of third parties) shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         4.2      Exchange of Cash for Shares.
                  ---------------------------

         (a) Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Paying Agent"), for the benefit of the holders of Shares, cash sufficient to pay the aggregate Merger Consideration in exchange for Shares outstanding immediately prior to the Effective Time (other than Excluded Shares) upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such cash being hereinafter referred to as the "Payment Fund").

         The funds deposited with the Paying Agent shall be invested by the Paying Agent as Parent shall reasonably direct, and any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

         (b) Payment Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (and affidavits of loss in lieu thereof) in exchange for the Merger

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Consideration. Upon surrender of a Certificate for cancellation (or due submission of an affidavit of loss in lieu thereof) to the Paying Agent together with such letter of transmittal, duly executed, the holder of such Certificate (or submitter of such affidavit, as the case may be) shall be entitled to receive in exchange therefor, a check in the amount (after giving effect to any required tax withholdings) of the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof) multiplied by the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

         For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

         (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

         If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be canceled and exchanged for a check in the proper amount pursuant to this Article IV.

         (d) Termination of Payment Fund. Any portion of the Payment Fund (including the profit, interest or income from any investments thereof) that remains unclaimed by the holders of Shares (other than Excluded Shares) for one year after the Effective Time shall be returned to Parent or as directed by Parent. Any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of (after giving effect to any required tax withholdings) the Merger Consideration upon due surrender of their Certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by

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the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount (after giving effect to any required tax withholdings) of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

         (f) Withholding of Tax. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") or any provision of state, local or foreign tax Law (as defined in Section 5.1(i)(ii)). Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holders of Shares in respect of which such deduction and withholding was made.

         4.3 Dissenters' Rights. Any Person who otherwise would be deemed a Dissenting Stockholder shall not be entitled to receive the Merger Consideration (or, if eligible under applicable law, the ESOP Consideration) with respect to the Shares owned by such Person unless and until such Person shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         4.4 Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger (other than with respect to the Company's pending acquisition of Lexington Global Asset Managers, Inc. pursuant to the existing terms of the Agreement and Plan of Merger, dated February 28, 2000, between the Company, Pilgrim Capital

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Corporation and Lexington Global Asset Managers, Inc. (the "Lexington
Agreement")), subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the ESOP Consideration shall be equitably adjusted to reflect such change.

         4.5 ESOP Shares

         (a) At the Effective Time, each ESOP Share issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into that number of American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts (with each ADS representing one Bearer Depositary Receipt ("Bearer Receipt"), each of which in turn represents an interest in one Ordinary Share, nominal value NLG 1.00 per Ordinary Share ("ING Shares")), of ING equal to the number derived by dividing (x) $54.00 by (y) the average of the closing prices for the ADSs (the "Average Closing Price") as reported on the New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the ten trading days ending on the last trading day prior to the Closing Date (the "ESOP Consideration").

         (b) As of the Effective Time, ING shall, upon delivery to the Surviving Corporation or its designee of the Certificates(s) (or affidavits of loss in lieu thereof) representing the ESOP Shares for cancellation, together with any documentation to effect such transfer as may reasonably be requested by ING, issue to the ESOP Plan the ESOP Consideration to be issued pursuant to Section 4.5(a) and a check for any cash to be paid pursuant to Section 4.5(d), together with any dividends or other distributions payable with respect thereto.

         (c) No Person holding a Certificate representing ESOP Shares will be entitled after the Effective Time to receive any dividend or distribution that may be declared or paid in respect of ADSs receivable by such Person upon conversion of ESOP Shares represented by such Certificate in the Merger until such Certificate is surrendered in exchange for the ESOP Consideration as provided herein, at which time any dividends with a record date after the Effective Time with respect to ADSs shall, subject to applicable Law, be paid without interest to such Person as though it had been a record holder of such ADSs at the time of such record date.

         (d) Notwithstanding any other provision of this Agreement, no fractional ADS will be issued and any holder of ESOP Shares entitled to receive a fractional ADS but for this Section 4.5(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in an ADS based on the Average Closing Price.

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                                    ARTICLE V

                         Representations and Warranties

         5.1 Representations and Warranties of the Company. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission (the "SEC") on March 20, 2000, the Company's Annual Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2000, or as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

         (a)(i) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent complete and correct copies of the certificate of incorporation and by-laws or other comparable governing instruments of the Company and each of its "Significant Subsidiaries" (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")), each as amended. The Company's and its Significant Subsidiaries' certificates of incorporation and by-laws or other comparable governing instruments so delivered are in full force and effect.
Section 5.1(a)(i) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized.

         As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or annual results of operations of the Company and its Subsidiaries taken as a whole, except

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to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial market fluctuations or conditions,
(iii) adverse economic or regulatory changes or effects in or affecting the financial services industry, insurance industry or asset management industry generally or (iv) the announcement of the transactions contemplated herein.

         (ii) The Company conducts its insurance and reinsurance operations exclusively through Reliastar Life Insurance Company, Northern Life Insurance Company, Security-Connecticut Life Insurance Company, Reliastar Life Insurance Company of New York, Reliastar Reinsurance Group (UK) Ltd., Arrowhead Ltd. and The New Providence Insurance Company, Limited (collectively, the "Company Life Insurance Companies"). Section 5.1(a)(ii) of the Company Disclosure Letter sets forth the jurisdictions where the Company Life Insurance Companies are domiciled or "commercially domiciled" and licensed to do an insurance or reinsurance business for insurance regulatory purposes. Each of the Company Life Insurance Companies is (A) duly licensed or authorized as an insurance company or, where applicable, a reinsurer in its jurisdiction of incorporation, (B) duly licensed or authorized as an insurance company or, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (C) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Life SAP Statements (as defined in Section 5.1(e)), except, in each case, where the failure to be so licensed or authorized is not reasonably likely to have a Company Material Adverse Effect. The Company and each of the Company Life Insurance Companies have made all required filings under applicable Insurance Laws (as defined in Section 5.1(i)) except where the failure to file is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (b) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 Shares, of which 89,632,632 Shares were outstanding as of the close of business on April 28, 2000, and 7,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on April 28, 2000. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 8,873,630 Shares reserved for issuance under the Stock Option Agreement, the Company has no Shares or Preferred Shares reserved for issuance, except that, as of April 28, 2000, there were 8,429,530 Shares reserved for issuance pursuant to those plans identified as "Stock Plans" in
Section 5.1(b) of the Company Disclosure Letter (collectively, the "Stock Plans"), and 6,000,000 Series A Preferred Shares reserved for issuance pursuant to the Rights Agreement. The Company has provided to Parent a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto. Section 5.1(b) of the Company Disclosure Letter contains a correct and complete

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list of each Subsidiary of the Company. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly- owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Shares in accordance with the terms of the Stock Option Agreement, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, claim or other encumbrance. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). Section 5.1(b) of the Company Disclosure Letter contains a true and complete list of each person in which the Company owns, directly or indirectly, any voting interest that may require a filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). No joint ventures between the Company and another Person or Persons, are, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

         (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         (ii) The board of directors of the Company (A) has unanimously approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby (B) has declared that this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated

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hereby and thereby, taken as a whole, are fair to, advisable and in the best interests of the holders of Shares and (C) has received the opinion of its financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect that the consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view to such holders (other than Parent and its "Affiliates" (as defined in Rule 12b-2 under the Exchange Act)).

         (d) Governmental Filings; No Violations. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act,
(C) under any foreign competition laws, (D) under the Exchange Act, (E) under the Investment Company Act of 1940, as amended (the "1940 Act"), (F) under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (G) with the NYSE, (H) with the National Association of Securities Dealers, Inc. (the "NASD"), (I) with foreign, federal and state regulatory authorities governing banking (including the Office of Thrift Supervision and the Office of the Comptroller of the Currency), insurance premium finance, commercial collections, leasing, consumer finance, commercial finance and mortgage lending or servicing (the "Banking Authorities"), (J) with applicable foreign, federal and state regulatory authorities governing insurance (including the Commissioners of Insurance of Arizona, Connecticut, Minnesota, New York, Washington, and the insurance regulatory authorities and other applicable regulatory authorities in the United Kingdom, Mexico, Denmark, Canada, Japan, Puerto Rico, Guam, the Netherlands and the Cayman Islands) (the "Insurance Authorities") and (K) as otherwise set forth in Section 5.1(d) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits, applications or authorizations required to be obtained by the Company or any of its Subsidiaries from, any U.S. or non-U.S. governmental or regulatory authority, agency, commission, tribunal, body or other governmental, quasi-governmental or self-regulatory entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement and the Stock Option Agreement.

         (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any rights

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or obligations or the creation of a lien, pledge, security interest, claim or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, franchise, permit, concession, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

         (e) Statutory Reports; Company Reports; Financial Statements. (i) Since January 1, 1997, each of the Company Life Insurance Companies has filed all annual or quarterly statements, together with all exhibits, interrogatories, notes, actuarial opinions, affirmations, certifications, schedules or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or "commercially domiciled" on forms prescribed or permitted by such authority (collectively, the "Company Life SAP Statements"). The Company has delivered to Parent all Company Life SAP Statements for each Company Life Insurance Company for the five-year period ended December 31, 1999 each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Since January 1, 1997, the financial statements included in the Company Life SAP Statements and purported to be prepared on a statutory basis, including the notes thereto, have been prepared in accordance with statutory accounting practices prescribed or permitted by applicable regulatory authorities in effect as of the date of the respective statements, and such accounting practices have been applied on a substantially consistent basis throughout the periods involved, except as expressly set forth in the notes or schedules thereto. Such financial statements present fairly in all material respects the respective statutory financial positions and results of operations of each of the Company Life Insurance Companies as of their respective dates and for the respective periods presented therein. The Company Life SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company Life SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. Except as indicated therein, all assets that are reflected on the Company Life SAP Statements comply with all applicable Insurance Laws (as defined in Section 5.1(i)) with respect to admitted assets and are in an amount at least equal to the minimum amounts required by applicable Insurance Laws. The statutory balance sheets and income statements included in the Company Life SAP

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Statements for 1999 have been audited by Deloitte & Touche LLP and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. The Company has delivered to Parent true and complete copies of all examination and market conduct reports of insurance departments and any insurance regulatory agencies since January 1, 1998 relating to the Company Life Insurance Companies.

         (ii) The Company has filed with the SEC each registration statement, report, proxy statement or information statement required to be filed by it since January 1, 1997, including the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Audit Date", and such report on Form 10-K, the "1999 10-K"), each in the form (including exhibits, annexes and any amendments thereto) promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (collectively, with any other filings made with the SEC since January 1, 1997, and including any such registration statements, reports, proxy statements and information statements filed subsequent to the date hereof and as amended, the "Company Reports"). As of their respective dates, (or, if amended, as of the date of such amendment) the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (iii) Each of the consolidated balance sheets included in the Company Reports (including the related notes and schedules) fairly presents in all material respects, or will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in the Company Reports (including any related notes and schedules) fairly presents in all material respects, or will fairly present in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary course of such businesses consistent with prior practice and there has not been
(i) any Company Material Adverse Effect or any development or combination of developments of which the Company has

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knowledge that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, which is reasonably likely to have a Company Material Adverse Effect; (iii) any change by the Company or any of its Subsidiaries in accounting principles, practices or methods, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto;
(iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (v) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future insurance policy benefits or other insurance policy claims and benefits other than as a result of new business produced in the ordinary course of business since the Audit Date; (vi) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices or principles of any Company Life Insurance Company, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto; (vii) any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than amendments in the ordinary course of business consistent with prior practice;
(viii) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except (A) for increases in the ordinary course of business consistent with prior practice, (B) as was required under employment agreements in effect as of the Audit Date or (C) in connection with a promotion; (ix) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except (A) for obligations which have been satisfied prior to the date hereof, (B) for increases in the ordinary course of business consistent with prior practice in any one case not in excess of $100,000, (C) as was required under any employment, severance or termination agreement in effect as of the Audit Date or (D) in connection with a promotion; or (x) any entry by the Company or any of its Subsidiaries into any new severance or termination agreement with any such executive officer, except
(A) for obligations which have been satisfied prior to the date hereof, (B) new severance or termination obligations in the ordinary course of business consistent with prior practice in any one case not in excess of $100,000, (C) in connection with a promotion or (D) any new severance or termination agreement entered into at Parent's request or with Parent's consent.

         (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the

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knowledge of the Company, threatened against the Company or any of its
Subsidiaries or any of their respective properties or assets except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Set forth in Section 5.1(g) of the Company Disclosure Letter is a complete list of all civil, criminal or administrative actions, suits, claims (other than individual customer complaints which are received in the ordinary course of business, consistent with past practice, and as to which no suit, action or arbitration has been commenced), hearings, investigations or proceedings, pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or any of their respective properties or assets as of the date hereof. The Company has delivered to Parent a true and complete copy of its customer complaint log which is maintained in the ordinary course of business. Except for those obligations and liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the 1999 10-K, and for obligations and liabilities incurred in the ordinary course of business consistent with prior practice since December 31, 1999, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities of any nature whatsoever, whether absolute, accrued, contingent, known, unknown or otherwise and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP or statutory accounting principles, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), or any other facts or circumstances of which the Company has knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. As used in the Agreement, the phrase "knowledge of the Company" means the actual knowledge of those people set forth on Section 5.1(g) of the Company Disclosure Letter.

         (h)      Employee Benefits.
                  -----------------

         (i) A true and complete copy of each material employment benefit and compensation plan, contract, policy or arrangement, including each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, incentive, deferred compensation, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation rights, stock based, termination and severance plan, agreement, policy or arrangement (whether oral or in writing) that covers employees, directors, consultants, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent

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prior to the date hereof. The Compensation and Benefit Plans are listed in
Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has any commitment, oral or written, to create any additional material Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan in a material respect.

         (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA, and all required filings and disclosures with respect to any Compensation and Benefit Plan have been timely made. More specifically, the Company and the Compensation and Benefit Plans have at all times complied with Section 407 of ERISA with respect to the holding and acquiring of "employer securities" and "qualifying employer securities" as defined under ERISA. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code (each, a "Qualified Plan"), has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service (the "IRS") with respect to "TRA" (as defined in
Section 1 of Revenue Procedure 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company, threatened legal action, suit, claim or governmental investigation relating to any of the Compensation and Benefit Plans, other than routine claims for benefits. Neither the Company nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         (iii) There is no material liability under Subtitle C or D of Title IV of ERISA that has been incurred which has not been satisfied and no such material liability is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (such entity an "ERISA Affiliate" and such plan an "ERISA Affiliate Plan"). The Company and its Subsidiaries have not incurred any material withdrawal liability that has not been satisfied and the Company does not expect that they will incur any such material withdrawal liability with respect to any multiemployer plan under Subtitle E to Title IV of ERISA. Neither the Company, its Subsidiaries nor any ERISA Affiliate has contributed, or been obligated to

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contribute, to a "multiemployer plan" within the meaning of Section 3(37) of
ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or any ERISA Affiliate Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement and the Stock Option Agreement. The Pension Benefit Guaranty Corporation (the "PBGC") has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan, and, to the knowledge of the Company, no condition exists that presents a material risk that such proceedings will be instituted.

         (iv) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA, and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor its Subsidiaries or ERISA Affiliates (x) has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code or (y) has taken any action, or omitted to take any action, that has resulted, or is reasonably likely to result, in the imposition of a lien under Section 412(a) of the Code or pursuant to ERISA.

         (v) Under each Pension Plan which is a single-employer plan and ERISA Affiliate Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and as of the date hereof, there has been no material adverse change in the financial condition of such Plan nor any amendment or other change to such Plan that would materially increase the amount of benefits thereunder which reasonably could be expected to change such result.

         (vi) Except as required by applicable law or pursuant to individual agreements, neither the Company nor any of its Subsidiaries or ERISA Affiliates have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. No action taken by the Company or its Subsidiaries alters the Company's or its Subsidiaries' ability to amend or terminate any retiree health or life plan in accordance with the written terms of such plan.

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         (vii) The consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement will not (w) entitle any employee, consultant or director of the Company or any of its Subsidiaries to any payment (including severance pay or similar compensation) or any increase in compensation, (x) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans, (y) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans or (z) result in any payments by the Company or the Surviving Corporation being non-deductible as an "excess parachute payment" pursuant to Section 280G of the Code.

         (viii) With respect to each Compensation and Benefit Plan, if applicable, the Company has provided or made available to Parent true and complete copies of (i) the two most recent Forms 5500 filed with the IRS; (ii) the most recent actuarial report and financial statement; (iii) the most recent summary plan description; (iv) the forms filed with the PBGC (other than for premium payments); (v) the most recent determination letter issued by the IRS;
(vi) any Form 5310 or Form 5330 filed with the IRS; and (vii) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

         (ix) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration does not apply to any amount payable to a "covered individual" with respect to the Company.

         (i) Compliance with Laws; Permits. (i) The business and operations of the Company and its Subsidiaries have been conducted in compliance with all applicable foreign, federal, state and local statutes and regulations regulating the business and products of insurance and reinsurance and all applicable orders and directives of insurance regulatory authorities (including federal authorities with respect to health maintenance organization and other health and workmen's compensation products and variable insurance and annuity products) and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to health maintenance organization and other health and workmen's compensation products and variable insurance and annuity products) (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Without limiting the generality of the preceding sentence, except where the failure to do so is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each of the Company and its Subsidiaries and, to the knowledge of the Company as of the date hereof, its Agents (as defined in Section 5.1(r)(ii)) have marketed, sold and issued insurance, reinsurance and annuity products and guaranteed investment contracts in compliance with all

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applicable Insurance Laws, including (A) all applicable prohibitions against withdrawal of business lines and "redlining", (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, (C) all applicable requirements relating to insurance product projections and illustrations and (D) all applicable requirements relating to the advertising, sales and marketing of insurance and annuity products and guaranteed investment contracts. In addition, (X) there is no pending or, to the knowledge of the Company, threatened charge by any insurance regulatory authority that any of the Company or any of its Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; (Y) none of the Company or any of its Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Person (as opposed to insurance companies generally) which is individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; and (Z) the Company and its Subsidiaries have filed all reports required to be filed with any insurance regulatory authority as to which the failure to file such reports is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (ii) In addition to Insurance Laws, except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries which would be reasonably likely to have a Company Material Adverse Effect is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date hereof other than any such failure to make changes or non-compliance which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or

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in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. None of the Company's Subsidiaries which is a registered broker-dealer has entered into or is subject to a restrictions letter agreement with the NASD as of the date hereof.

         (j) Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti- takeover statute or regulation (each a "Takeover Statute") or any restrictive provision of any anti-takeover provision in the Company's certificate of incorporation and by-laws is, or at or following the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. Without limiting the generality of the foregoing, the board of directors of the Company has taken all action so that Parent will not be prohibited from, or require any subsequent approval or consent in connection with, entering into or consummating a "business combination" with the Company as an "interested stockholder" or "interested shareholder" (in each case as such terms are used in Section 203 of the DGCL and Article SEVENTH of the Company's certificate of incorporation) as a result of the execution of this Agreement the Stock Option Agreement, or the consummation of the transactions contemplated hereby or thereby.

         (k) Environmental Matters. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect:

         (i) the Company and its Subsidiaries have at all times been in compliance with all Orders of any Governmental Entity and all Laws, in each case related to human health or the environment ("Environmental Law");

         (ii) there are not any past or present conditions or circumstances at, or arising out of, any current or former business, assets or properties of Company or any of its Subsidiaries, including but not limited to on-site or off-site disposal presence or release of or exposure to any chemical substance, product or waste or any other condition or circumstance which has resulted in or could have resulted in or could reasonably be expected to give rise to: (a) liabilities, fines, penalties, costs, capital expenditures or obligations for any violation, noncompliance, cleanup, remediation, disposal or corrective action under any Environmental Law or (b) claims arising for personal injury, property damage, or damage to natural resources; and

         (iii) neither the Company nor any of its Subsidiaries has (a) received any notice of noncompliance with, violation of, or liability or potential liability relating to any Environmental Law or (b) entered into any consent decree, agreement or order or is

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subject to any order of any court or governmental authority or tribunal or any indemnity with any third party relating to any Environmental Law or relating to the cleanup of any hazardous materials contamination.

         (l)      Taxes.
                  -----

         (i) Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries (A) have duly and timely filed (taking into account any extension of time (to the extent validly received) within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate; (B) all Taxes (as defined below) owed (whether or not shown on any Tax Return) have been paid, including any Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. There are no Tax liens against the Company or any of its Subsidiaries or liens for Taxes not yet due or Taxes being contested in good faith. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 1996, 1997 and 1998.

         As used in this Agreement, (y) "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") means (i) all federal, state, local and foreign income, profits, franchise, premium, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and (ii) any liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company and each of its subsidiaries to a Tax Authority is determined or taken into account with reference to the liability of any other Person (including, e.g., liability under Treasury Regulation 1.1502-6 or similar liability under any other Law), and (iii) any liability for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation (including, but not limited to, an indemnification

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obligation). "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority relating to Taxes.

         "Tax Sharing Agreement" means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any Person's Tax liability.

         "Tax Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Entity or Person responsible for the administration of any taxes.

         (ii) Except for situations which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (A) the Tax treatment under the Code of all Company Life Insurance Contracts (as defined in Section 5.1(r)(i)) is and at all times has been in all material respects the same or more favorable to the purchaser, policyholder or intended beneficiaries thereof as the Tax treatment under the Code for which such Company Life Insurance Contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code which do not affect such Company Life Insurance Contracts due to the effective date thereof, (B) each hardware, software and firmware product used by the Company Life Insurance Companies to maintain such Company Life Insurance Contracts' qualification for the Tax treatment under the Code for which such Company Life Insurance Contracts qualified or purported to qualify at the time of their issuance or purchase is and at all relevant times has been properly designed and implemented to maintain such qualification, (C) each annuity contract issued by the Company Life Insurance Companies qualifies as an annuity contract under Section 72 of the Code, (D) each life insurance policy issued by the Company Life Insurance Companies qualifies as a life insurance contract for federal income Tax purposes and any such policy which is a modified endowment contract under Section 7702A of the Code (each, a "MEC") has been marketed as such at all relevant times or the policyholder otherwise has consented to such MEC status and (e) each of the Company Life Insurance Companies is and at all times has been the owner for federal income Tax purposes of the assets in any segregated asset account underlying or supporting each variable annuity contract and each variable insurance policy issued by it. For purposes of this Section, the provisions of the Code relating to the Tax treatment of such contracts shall include Sections 72, 79, 101, 104, 105, 106, 125, 130, 264, 401, 403, 404, 408,
408A, 412, 415, 419, 419A, 457, 501, 505, 817, 818, 1035, 7702, 7702A and 7702B.

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         (iii) Except for situations which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Fund Client (as defined in Section 5.1(v)(i)) has elected to qualify and, for all taxable years that an Advisory Entity (as defined in Section 5.1(v)(iii)) served as investment adviser and with respect to which the applicable statute of limitations (including any extensions) has not expired ("open taxable years"), has continuously qualified to be treated as a "regulated investment company" under Subchapter M of the Code and has continuously been eligible to compute, and has for each such taxable year computed, its federal income tax under
Section 852 of the Code and has no earnings and profits accumulated in any taxable year. At the Closing Date, all Tax Returns with respect to any taxable period for which the applicable statute of limitations (including any extensions) has not expired and during which an Advisory Entity has served as investment adviser that were or are required to be filed on or before such date by or on behalf of a Fund Client were or shall have been filed and were or shall be complete and correct and all federal and other Taxes, shown or required to be shown as due on such returns, shall have been paid or provided for. No such Tax Return or other filing is currently under audit, no assessment has been asserted with respect to such Tax Returns or other filings, and no requests for waivers of the time to make any such assessment are pending. None of the Fund Clients is delinquent in the payment of any material Tax assessment or governmental charge.

         (iv) In providing recordkeeping and administrative services in the ordinary course of business consistent with prior practice with respect to customers' insurance products, whether individual or group retirement or deferred compensation plans or arrangements, and with respect to any life insurance or annuity contracts issued, assumed, modified, exchanged or sold by a Company Life Insurance Company as of the Closing Date, each Company Life Insurance Company is in compliance with the applicable administrative requirements of the Code and the rules and regulations thereunder, and, to the extent applicable, the requirements of Parts 2, 3 and 4 of Title I of ERISA, except for those failure to comply that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (v) The merger of IB Holdings, Inc. into IB Holdings LLC qualifies as a liquidation for purposes of Section 332 of the Code.

         (m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the past five years, any

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labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

         (n) Insurance. All material fire and casualty, general liability, directors' and officers', errors and omissions and product liability insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and provide insurance coverage reasonably customary or adequate for the operation of their respective businesses, except for any such failures to maintain insurance policies that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries have given notice to insurance carriers of all material claims that may be covered, and the Company and its Subsidiaries have not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (o)      Intellectual Property.
                  ---------------------

         (i) The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all material patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, and tangible or intangible proprietary information or materials ("Intellectual Property") that is used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the Company all material patents, trademarks, trade names, service marks and copyrights held by the Company and its Subsidiaries are valid and subsisting.

         (ii) Except as is not reasonably likely to have a Company Material Adverse Effect:

                  (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party Intellectual Property;

                  (B) the Company has not received any notice of any bona fide claims (I) to the effect that the Company or any of its Subsidiaries is infringing on any copyright, patent, trademark, trade name, service mark or trade secret; (II) against

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         the use by the Company or any of its Subsidiaries, of any Intellectual
         Property used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted or (III) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; and

                  (C) to the knowledge of the Company, there is no infringement of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

         (p) Rights Plan. (i) The board of directors of the Company has taken all necessary action to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

         (ii) The Company has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time,
(A) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

         (q) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement or the Stock Option Agreement except that the Company has employed Merrill Lynch & Co. and Lehman Brothers Inc. as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.

         (r) Insurance Business. (i) Except as otherwise is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, all policies, binders, slips, certificates, guaranteed investment contracts, annuity contracts and participation agreements and other agreements of insurance and reinsurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Life Insurance Companies (the "Company Life Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. Premium rates established by the Company Life Insurance Companies that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform

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thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto, except where the failure to be so filed or approved, or to so conform or comply, is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (ii) To the knowledge of the Company as of the date hereof, each insurance agent, third party administrator, manager, marketer, underwriter, broker, reinsurance intermediary and distributor (each an "Agent"), at the time such Agent wrote, sold, produced or managed business for any Company Life Insurance Company was duly licensed (for the type of business written, sold, produced or managed) and no such Agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any Law applicable to the writing, sale, production or management of business for any Company Life Insurance Company, except for such failures to be licensed or such violations which have been cured, which have been resolved or settled through agreements with applicable Governmental Entities or which are barred by an applicable statute of limitations, or that have not had or are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (iii) Prior to the date hereof, the Company has delivered to Parent a true and correct summary of each material Contract between any Company Life Insurance Company and any reinsurance intermediary and of each material pooling agreement to which a Company Life Insurance Company is a party, including all agreements relating to or arising out of or in connection with the Unicover pool.

         (iv) Prior to the date hereof, the Company has delivered to Parent a true and complete copy of any actuarial reports prepared by independent actuaries with respect to reserve adequacy of any Company Life Insurance Company since December 31, 1997, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of the Company, the information and data furnished by the Company or any Company Life Insurance Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects.

         (v) To the knowledge of the Company as of the date hereof, all amounts recoverable under reinsurance, coinsurance or other similar Contracts to which any Company Life Insurance Company is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.

         (vi) As of the date hereof, none of Standard & Poor's Corporation, Moody's Investors Service, Inc. or A.M. Best Company has told the Company that any rating presently held by the Company Life Insurance Companies is likely to be modified, qualified, lowered or placed under such surveillance or review for any reason.

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         (s) Liabilities and Reserves. (i) The reserves carried on the Company
Life SAP Statements of each Company Life Insurance Company for the year ended December 31, 1999 for future insurance policy benefits, losses, claims and similar purposes are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Company Life Insurance Company, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied and are fairly stated in all material respects in accordance with sound actuarial principles utilizing actuarial assumptions in accordance with or more conservative than called for in relevant policy and contract provisions. The Company has delivered to Parent true, correct and complete copies of the actuarial valuation reports delivered to the insurance department of the domiciliary jurisdiction of each Company Life Insurance Company for the years ended December 31, 1999 and 1998.

         (ii) Except for regular periodic assessments in the ordinary course of business consistent with prior practice or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the Company, no claim or assessment is pending or threatened against any Company Life Insurance Company which is peculiar or unique to such Company Life Insurance Company by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (t) Separate Accounts; Investment Advisor. (i) Except as otherwise is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each separate account maintained by a Company Life Insurance Company (collectively, the "Company Separate Accounts") is duly and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to
Section 3(c)(11) of the 1940 Act or is duly registered as an investment company under the 1940 Act. Except as otherwise is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each such Company Separate Account, if registered, is operated in compliance with the 1940 Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. Except as otherwise is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, the Company Life Insurance Contracts under which the Company Separate Accounts assets are held are duly and validly issued and are binding obligations of the Company Life Insurance Companies and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in

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effect to the extent necessary to allow the appropriate Company Life Insurance
Company to receive contributions under such Company Life Insurance Contracts.

         (ii) The assets of each Company Separate Account are adequately diversified within the meaning of, and to the extent required by, Section 817(h) of the Code.

         (iii) Each of the Company Life Insurance Companies is treated for federal tax purposes as the owner of the assets underlying the respective life insurance policies and annuity contracts issued, entered into or sold by it.

         (u) Material Contracts. All of the material Contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto, respectively, and are in full force and effect. True and complete copies of all such material Contracts have been delivered or made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any such Contract except for such breaches and defaults as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Except as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is party to any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries or, except as specifically identified in
Section 5.1(u) of the Company Disclosure Letter, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries to (A) sell any products or services of or to any other person, (B) engage in any line of business or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

         (v)      Investment Contracts, Fund Clients and Advisory Clients.
                  -------------------------------------------------------

         (i) Certain of the Company's Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services (each Contract for such services being referred to as an "Investment Contract", each other party thereto being referred to as a "Client", and each Client which is registered as an investment company under the 1940 Act being referred to as a "Fund Client") to the Clients, a complete list of which has previously been made available by the Company to Parent. Each of the Fund Clients (or the company or trust of which it is a series) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. The Boards of Trustees or Directors of the Fund

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Clients operate in all material respects in conformity with the requirements and restrictions of Sections 9, 10 and 16 of the 1940 Act.

         (ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each of the Fund Clients is in compliance with all applicable Laws of the SEC, the NASD, the IRS and any other governmental agency or self-regulatory body having jurisdiction over such Fund Client or its distributor or investment adviser and of any state in which such Fund Client is registered, qualified or sold and with its prospectus and statement of additional information. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Fund Client has elected to be treated as, and has continuously qualified as, a "regulated investment company" under subchapter M of Chapter 1 of Subtitle A of the Code. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Fund Client that is intended to be a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein.

         (iii) Each of the Company's Subsidiaries (each an "Advisory Entity" and, collectively "Advisory Entities"), a complete list of which has previously been made available by the Company to the Parent, that provides investment management, investment advisory or sub-advisory services to any Fund Client or any other Person (each such other Person, an "Advisory Client") is duly registered with the SEC as an investment adviser and is not subject to state regulation. The Company is not an Advisory Entity. No Advisory Client relies upon the exemptions from registration provided by Sections 3(c)(1), 3(c)(7) or (except Company Separate Accounts) 3(c)(11) of the 1940 Act.

         (iv) Each Fund Client and Advisory Entity has operated and is currently operating in compliance with all Laws, and with the investment objectives, policies and restrictions, that are applicable to it or its business except for such noncompliance as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Each Advisory Entity has been and is in compliance with each Investment Contract to which it is a party, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

         (v) The accounts of each Advisory Client subject to ERISA have been managed by the applicable Company Subsidiary in compliance in all material respects with the applicable requirements of ERISA.

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         (vi) All issued and outstanding shares of common stock and shares or units of beneficial interest of each Fund Client (collectively, "shares") are, and at the Effective Time will be, and all of the authorized but unissued shares of each Fund Client when issued for the consideration described in the current registration statement relating to that Fund Client will be, duly and legally issued and outstanding, fully paid, and non- assessable by the Fund Client. No Fund Client has outstanding any options, warrants, or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into shares of any Fund Client.

         (vii) The current prospectus and related registration statement, including the current statement of additional information, for each of the Fund Clients (copies of which have been delivered to Parent) conform in all material respects to the applicable requirements of the Securities Act, the 1940 Act, and the rules and regulations of the SEC thereunder, as well as the applicable requirements of the various state securities Laws, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (viii) Each Fund Client has filed with the SEC all material contracts, including all agreements and arrangements for the distribution of shares, to which a Fund Client is a party or by which a Fund Client or its property is bound, other than contracts for the purchase or sale of portfolio securities entered into in the ordinary course of business consistent with prior practice, that are required to be filed with the SEC. Each contract subject to Section 12(b) or 15 of the 1940 Act has been duly approved at all times in compliance in all material respects with Section 12(b) or 15 of the 1940 Act and all other applicable Laws. Each such contract is currently in full force and effect and has been performed by the relevant entity in accordance with the 1940 Act and all other applicable Laws. No material default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, on the part of the other parties to such advisory and sub-advisory agreements, exists under any of those material contracts.

         (ix) All proxy statements to be prepared for use by the Fund Clients in connection with the transactions contemplated by this Agreement will, with respect to information provided by the Company, any of its Subsidiaries, or a Fund Client, not contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (w)      Company Broker/Dealers.
                  ----------------------


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         (i) The Company operates its broker/dealer operations exclusively through Washington Square Securities, Inc., Pilgrim Securities Inc., Granite Investment Services, Inc., Split Rock Financial, Inc., Bancwest Investment Services, Inc., Financial Northeastern Securities, Inc. and PrimeVest Financial Services, Inc. (collectively, the "Company Broker/Dealers"). Each Company Broker/Dealer that is required to be registered as a broker-dealer with the SEC or under applicable state Laws, is so registered and is registered with each other Governmental Entity with which it is required to register in order to conduct its business as now conducted, and is and has been since January 1, 1997 in full compliance with all applicable Laws thereunder, except for any failures to register or comply which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each Company Broker/Dealer is a member organization in good standing of the NASD and such other organizations in which its membership is required in order to conduct its business as now conducted except such failures to be in good standing or such memberships the failure to have or maintain which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         (ii) Except as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, no Company Broker/Dealer is, nor is any "associated person" of it, subject to a "statutory disqualification" (as such terms are defined in the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and, to the Company's knowledge, there are no proceedings or investigations pending by any Governmental Entity or self-regulatory organization that is reasonably likely to result in any such censure, limitations, suspension or revocation.

         (iii) Except as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, since its inception, each Company Broker/Dealer has had net capital (as such term is defined in Rule 15c3-1 under the Exchange Act) that satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which such company conducts business.

         (x) Bank Regulatory Matters. (i) Neither the Company nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or extraordinary supervisory letter from, any Banking Authority.

         (ii) Neither the Company nor any of its Subsidiaries has been advised by any Banking Authority that such Banking Authority is contemplating issuing or

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requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter or similar submission.

         (iii) At its most recent Community Reinvestment Act examination, Reliastar Bank received at least a "satisfactory" rating.

         5.2 Representations and Warranties of ING, Parent and Merger Sub. ING, Parent and Merger Sub each hereby represent and warrant to the Company that:

         (a) Capitalization. (i) The authorized capital stock of ING consists of 1,500,000,000 ING Shares, of which 966,975,000 ING Shares were issued and outstanding as of the close of business on December 31, 1999, 100,000,000 A preference shares, nominal value NLG 2.50 ("A Shares"), 200,000,000 B preference shares, nominal value NLG 2.50 ("B Shares"), and 900,000,000 cumulative preference shares, nominal value NLG 2.50 (the "Cumulative Preference Shares"), of which 87,080,000 A Shares, no B Shares and no Cumulative Preferred Shares were issued and outstanding as of the close of business on December 31, 1999. The A Shares, B Shares and Cumulative Preference Shares are sometimes collectively referred to as the "Preference Shares". All of the outstanding ING Shares and A Shares have been duly authorized and are validly issued and fully paid. As of December 31, 1999, 36,848,244 ADSs had been offered and sold in the United States by or on behalf of ING. At December 31, 1999 ING had no options or warrants to acquire ING Shares, other than 261,070,062 authorized Warrants A, of which 47,016,271 were outstanding as of such date; 17,317,132 authorized Warrants B, of which 17,119,828 were outstanding as of such date; and 23,085,476 options issued pursuant to employee stock option plans. At all times from the date hereof through consummation of the Merger or termination of this Agreement ING will have available a number of ING Shares which will be sufficient to permit consummation of the Merger. Each such ING Share will be validly issued and fully paid, and will not be subject to any preemptive rights. The ADSs which will comprise the ESOP Consideration, the Bearer Receipts represented by such ADSs, and the ING Shares represented by such Bearer Receipts will be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable "blue sky" or state securities Laws or insurance securities Laws. Except as set forth above, as of December 31, 1999 there were no ING Shares authorized, reserved, issued or outstanding and no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued share capital or other ownership interest of ING.

         (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the

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Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

         (b) Organization, Good Standing and Qualification. Each of ING, Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect. As used herein, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or annual results of operations of ING and its Subsidiaries taken as a whole, except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial market fluctuations or conditions, (iii) adverse economic or regulatory changes or effects in or affecting the financial services industry, insurance industry, banking industry, or asset management industry generally,
(iv) the announcement of the transactions contemplated herein, or any effect which would prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated hereby.

         (c) Corporate Authority. Each of ING, Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of ING, Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (d) Governmental Filings; No Violations. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act,
(C) under any foreign competition laws, (D) under the Exchange Act, (E) under the 1940 Act, (F) under the

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Advisers Act, (G) with the NYSE, (H) with the NASD, (I) with the Banking
Authorities, (I) with the Insurance Authorities and (J) with applicable Dutch regulatory authorities (notice filings), no notices, reports or other filings are required to be made by ING, Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by ING, Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by ING, Parent and Merger Sub and the consummation by ING, Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

         (ii) The execution, delivery and performance of this Agreement by ING, Parent and Merger Sub do not, and the consummation by ING, Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the governing instruments of ING, Parent and Merger Sub, (B) a breach or violation of, or a default under, the acceleration of any rights or obligations or the creation of a lien, pledge, security interest, claim or other encumbrance on the assets of ING or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon ING or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which ING or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

         (e) ING Reports. (i) ING has filed with the SEC each registration statement, report, or information statement required to be filed by it since June 30, 1997, including ING's Annual Report on Form 20-F for the year ended December 31, 1999 (such report on Form 20-F, the "1999 20-F"), each in the form (including exhibits, annexes and any amendments thereto) promulgated by the SEC under the Securities Act or the Exchange Act (collectively, including any such registration statements, reports, proxy statements and information statements filed subsequent to the date hereof and as amended and any other filings made with the SEC since June 30, 1997, the "ING Reports"). As of their respective dates (or, if amended, as of the date of such amendment), the ING Reports did not, and any ING Reports filed with the SEC under the Exchange Act subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

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         (ii) Each of the consolidated balance sheets included in the ING
Reports (including the related notes and schedules) fairly presents in all material respects, or will fairly present in all material respects, the consolidated financial position of ING and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in the ING Reports (including any related notes and schedules) fairly presents in all material respects, or will fairly present in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of ING and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with accounting principles generally accepted in the Netherlands consistently applied during the periods involved, except as may be noted therein, together with any reconciliations therein to GAAP.

         (f) Except as disclosed in the ING Reports filed prior to the date hereof, since the Audit Date until the date hereof, there has not been any Parent Material Adverse Effect or any development or combination of developments of which ING has knowledge that has had or is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (g) Adequate Funds. Parent has and will have at the Effective Time sufficient funds for the payment of the Merger Consideration and to perform its obligations under this Agreement.


                                   ARTICLE VI

                                    Covenants

         6.1 Interim Operations; Operation of Businesses. The Company covenants and agrees as to itself and its Subsidiaries that after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as set forth in the corresponding section of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement and the Stock Option Agreement):

         (a) its and its Subsidiaries' business shall be conducted in the ordinary course of business consistent with prior practice and, to the extent consistent therewith, it shall use all reasonable efforts to (i) preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, agents, regulators, creditors, lessors, employees and business associates, (ii) maintain and keep material properties and assets in good repair and condition, ordinary wear and tear

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excepted and (iii) maintain in effect all existing governmental permits that are required for the continued operation of the business of the Company and its Subsidiaries in all material respects as they are currently conducted;

         (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its certificate of incorporation or by-laws or comparable governing instruments; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends not in excess of $0.22 per Share; or (v) repurchase, redeem or otherwise acquire, except in connection with the Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

         (c) neither it nor its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments, rights or any agreements of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans); (ii) other than in the ordinary course of business consistent with prior practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (iii) incur any indebtedness with a maturity of one year or more; or
(iv) make or authorize or commit for any capital expenditures in excess of five million dollars ($5,000,000) in the aggregate in excess of those set forth in or expressly contemplated by the Company's financial plans furnished to Parent or, by any means, make any acquisition of, or investment in, assets or stock of or other interest in, any other Person or entity other than portfolio investments made in the ordinary course of business consistent with past practice;

         (d) neither it nor its Subsidiaries shall terminate, establish, adopt, enter into, make any new, or accelerate the vesting or payment of any existing, grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, except as may be required by law or contractual obligations in effect as of the date of this Agreement, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary course of business consistent with prior practice (which shall include normal periodic performance reviews and related compensation and benefit increases);

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         (e) neither it nor its Subsidiaries shall (i) (x) settle or compromise the litigation specified in Section 6.1(e) of the Company Disclosure Letter or
(y) settle or compromise any other claims or litigation for an amount in excess of two million dollars ($2,000,000) individually with respect to each such other claim or litigation, (ii) pay, discharge, settle or satisfy any material liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities and obligations in the ordinary course of business consistent with prior practice and within the amounts reflected or reserved on the most recent consolidated financial statements contained in the Company Reports prior to the date hereof; or (iii) except in the ordinary course of business consistent with prior practice, enter into, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

         (f) it shall not make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary course of business consistent with prior practice;

         (g) neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or Affiliate to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries or Affiliates;

         (h) neither it nor its Subsidiaries shall materially amend or cancel or agree to the material amendment or cancellation of any agreement, treaty or arrangement which is material to the Company and its Subsidiaries on a consolidated basis, or enter into any new material agreement, treaty or arrangement which is material to the Company and its Subsidiaries on a consolidated basis or to the Company Life Insurance Companies on a consolidated basis (other than the renewal of any existing agreements, treaties or arrangements);

         (i) neither it nor its Subsidiaries shall make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto;

         (j) neither it nor its Subsidiaries shall, other than as would not be inconsistent with the Company's or its Subsidiaries' respective investment guidelines (or following consultation with Parent, consistent with industry standards), intentionally and materially alter the mix of investment assets of the Company or the duration or credit quality of such assets;

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         (k) neither it nor its Subsidiaries shall, other than consistent with past practices (or following consultation with Parent consistent with industry standards), intentionally and materially alter the profile of the insurance liabilities of the Company Life Insurance Companies or materially alter the pricing practices or policies of the Company Life Insurance Companies;

         (l) amend or modify in any material respect or terminate the Lexington Agreement or waive any material provision thereof;

         (m) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of the Company's representations and warranties herein to become untrue in any material respect; and

         (n) neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

         6.2 Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or 10% or more of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its board of directors from (A) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7), except that such confidentiality agreement may provide that such Person shall not be prohibited from submitting an Acquisition Proposal to the board of directors of the Company; (C) engaging in any

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negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         (b) Notwithstanding anything in this Section 6.2 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company's board of directors determines in good faith, on the basis of the advice of its financial advisors and outside counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 6.2(a), that such proposal is a Superior Proposal, the Company or its board of directors may terminate this Agreement if, and only if, the Company shall substantially concurrently with such termination enter into a definitive agreement containing the terms of a Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless the Company shall have complied with (i) all the provisions of this Section 6.2, including the notification provisions in this
Section 6.2, (ii) the following proviso, and

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(iii) all applicable requirements of Section 8.3, including the payment of the termination fee described in Section 8.5(b) prior to or concurrently with such termination; and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.2 until after five business days following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Company's board of directors has received a Superior Proposal and that such board of directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require an additional Notice of Superior Proposal and a new five business day period).

         6.3 Accuracy of Prospectus/Proxy Statement. The Company, ING and Parent each agrees that none of the information supplied or to be supplied by it or its Subsidiaries or Affiliates for inclusion or incorporation by reference in (i) the Registration Statement on Form F-4 to be filed with the SEC in connection with the issuance of ADSs in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "F-4 Registration Statement") will, at the time the F-4 Registration Statement becomes effective under the Securities Act or (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to holders of Shares and at the time of the meeting of holders of Shares of the Company to be held in connection with the Merger, in either such case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company, ING and Parent each agree that the Form F-4 Registration Statement will comply in all material respects with the applicable provisions of the of Securities Act and the Exchange Act and the rules and regulations thereunder.

         6.4 Shareholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Shareholders Meeting") as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the approval of this Agreement. Subject to fiduciary obligations and the requirements of applicable Law, the Company's board of directors shall recommend such approvals and shall take all lawful action to solicit such approvals.

         6.5 Filings; Other Actions; Notification. (a) ING, Parent and the Company shall use their respective best reasonable efforts to promptly prepare and file with the SEC the Prospectus/Proxy Statement as promptly as practicable after the date hereof, and ING shall use its reasonable best efforts to prepare and file with the SEC the

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F-4 Registration Statement as promptly as practicable after the date hereof.
ING, Parent and the Company each shall use its best reasonable efforts to have the F-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the holders of Shares of the Company. The Company, ING and Parent shall promptly notify each other of any request by the SEC for any amendment or supplement to the Proxy Statement/Prospectus and the Form F-4 Registration Statement, respectively, and shall provide each other copies of all correspondence between the Company, ING or Parent and/or any of their respective representatives and the SEC. Each of ING and Parent shall also use their best reasonable efforts to obtain prior to the effective date of the F-4 Registration Statement all necessary state securities Laws, insurance securities Laws or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and the Stock Option Agreement.

         (b) The Company, ING and Parent shall cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective best reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, applications, petitions, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, waivers, licenses, permits, qualifications, orders and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and the Stock Option Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, ING or Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of ING, Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by ING or Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, is reasonably likely to have a material adverse effect on the financial condition, properties, business or annual results of operations of the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the financial condition, properties, business or annual results of operations of ING and its Subsidiaries, taken as a whole. Subject to applicable Laws relating to the exchange of information (including any obligations pursuant to any listing agreement with or rules of any securities exchange), ING, Parent

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and the Company shall have the right to review and approve (such approval not to be unreasonably withheld or delayed) in advance, and to the extent practicable each will consult the other on, all the information relating to ING, Parent or the Company, as the case may be, and any of their respective Affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity (including any securities exchange) in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

         (c) The Company, ING and Parent each shall, upon request by the other, furnish the other with all true and accurate information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement or Form F-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of ING, Parent or the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

         (d) The Company, ING and Parent each shall promptly provide the other party with copies of all filings made by either the Company, ING or Parent with any state or federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby. The Company, ING and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby, including promptly furnishing the other with copies of any notices or other communications received by ING, Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company shall give prompt notice to the Parent of any change that is reasonably likely to result in a Company Material Adverse Effect.

         (e) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement, the Stock Option Agreement, the Merger or the other transactions contemplated by this Agreement or claims damages in connection therewith, the Company, ING and Parent each agree to cooperate and use their best reasonable efforts to defend against and respond thereto.

         6.6 Access. Upon reasonable notice, and subject to applicable law, the Company shall (and shall cause its Subsidiaries and Fund Clients to) afford Parent's officers, employees, counsel, accountants and other authorized representatives

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("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and provided further that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used best reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by its officers, as the case may be.

         6.7 Stock Exchange. Each of ING and Parent shall use its reasonable best efforts to cause the ADSs to be issued pursuant to Section 4.5 to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         6.8 Publicity. The initial press release with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be a joint press release. Thereafter, neither the Company, ING nor Parent shall (i) issue any press release or otherwise make any public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement or (ii) make any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, in each case without consulting with, and obtaining the prior consent of, the other party (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, a party may, without consulting with or obtaining the consent of the other party, issue a press release or otherwise make a public announcement as may be required by Law or under the applicable rules of any securities exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         6.9      Benefits; Company Options.
                  -------------------------

         (a) Prior to the Effective Time, the Company will use its reasonable best efforts so that immediately prior to the Effective Time each Company Option, whether or not then exercisable, shall be cancelled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash equal

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to the product of (x) the total number of Shares subject to the Company Option and (y) the excess of the Merger Consideration over the exercise price per Share under such Company Option. Such cash payment shall be treated as compensation and shall be subject to any applicable federal or state withholding tax.

         (b) Prior to the Effective Time, the Company shall use its reasonable best efforts so that (i) immediately prior to the Effective Time, each right of any kind to acquire or receive Shares that may be held, awarded, outstanding, payable or reserved for issuance under any stock-based Company plan, program or arrangement (the "Stock Based Plans") and any other Compensation and Benefit Plans, except with respect to Company Options and the ESOP Plan, shall entitle the holder thereof to receive an amount in cash equal to the product of (x) the total number of Shares subject to the right and (y) the Merger Consideration, and such rights shall otherwise be subject to the terms and conditions applicable to the rights under the relevant Stock Based Plan or Compensation and Benefit Plan and (ii) awards under all Stock Based Plans and Compensation and Benefit Plans (other than the ESOP Plan) providing for cash payments measured by the value of Shares shall be valued at the Merger Consideration, and such cash payments shall otherwise be made on the terms and conditions applicable under the relevant Stock Based Plan or other Compensation and Benefit Plan. At or prior to the Effective Time, the Company shall adopt appropriate amendments to the Stock Based Plans and Compensation and Benefit Plans to effectuate the provisions of this Section.

         (c) Parent agrees that during the period commencing at the Effective Time and ending on December 31st of the year during which the Effective Time occurs, the individuals who are, as of the Effective Time, employees of the Company and its Subsidiaries (the "Company Employees") will continue to be provided with benefits under employee benefit plans which in the aggregate are substantially comparable to those benefits currently provided to such Company Employees. Thereafter, it is the intent of Parent that such benefits be integrated with those benefits provided to other United States-based employees of Parent's Subsidiaries. Parent will cause each employee benefit plan of Parent and its Subsidiaries in which Company Employees are eligible to participate (the "New Plans") to take into account for all purposes thereunder (except for benefit accruals under any defined benefit pension plan) the service of such employees with the Company and its Subsidiaries as if such service were with Parent and its Subsidiaries, to the same extent that such service was credited under a comparable plan of the Company and its Subsidiaries, except to the extent duplicative benefits would result. Parent will, and will cause the Surviving Corporation to, honor in accordance with their terms the Compensation and Benefit Plans as in effect as of the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms.

         (d) In addition, and without limiting the generality of the foregoing:
(i) each Company Employee shall be immediately eligible to participate without any

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waiting time in each New Plan, to the extent coverage under such New Plan replaces coverage under a comparable Compensation and Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan (to the extent such requirement was satisfied under the comparable Compensation and Benefit Plans) to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

         (e) Each bonus payable after the Effective Time with respect to the Company's Executives' Long-Term Incentive Compensation Program and the Company's Executives' Annual Incentive Compensation Program and the Company's Annual Incentive Bonus Plan for Designated Executive Officers to Company Employees shall be paid entirely in cash.

         6.10 Expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee and printing and mailing the Form F-4 Registration Statement and Prospectus/Proxy Statement shall be shared equally by Parent and the Company. The aggregate fees and expenses paid by the Company to the financial advisors named in Section 5.1(q) hereof and to the Company's outside legal counsel in connection with the transactions contemplated by this Agreement and the Stock Option Agreement shall not exceed twenty-seven million dollars ($27,000,000).

         6.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, ING agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity), determined as of immediately prior to the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to

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the Effective Time, whether asserted or claimed prior to, at or after the
Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or by-laws or pursuant to other agreements in effect on the date hereof to indemnify such Person (and ING shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided further that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's certificate of incorporation and by-laws shall be made by independent counsel selected by the Surviving Corporation.

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify ING thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) ING or the Surviving Corporation shall have the right to assume the defense thereof and ING shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if ING or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between ING or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and ING or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that ING shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) ING shall not be liable for any settlement effected without its prior written consent; and provided, further, that ING shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) ING shall cause the Surviving Corporation to either (i) maintain the Company's existing officers' and directors' liability insurance for a period of six years after the Effective Time or (ii) maintain a run-off or tail policy or endorsement with respect to covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (either, "D&O Insurance"), in each case so long as the annual premium therefor is not in excess of 175% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided,

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however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will use its reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium.

         (d) If the Surviving Corporation or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

         (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         6.12 Compliance with 1940 Act Section 15. (a) Prior to the Closing, the Company shall use reasonable best efforts to ensure compliance with Section 15(f) of the 1940 Act, so that the transactions contemplated by this Agreement will be in compliance immediately after the Closing with Section 15(f) of the 1940 Act, including, to assure that at the time of the Closing at least 75% of the Board of Directors or Trustees of each Fund Client are not "interested persons" (as such term is defined in the 1940 Act) of the Surviving Corporation or the Company.

         (b) Parent will use reasonable best efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act as it applies to the transactions contemplated by the Agreement. From and after the Closing, Parent shall conduct the business of the Surviving Corporation, so as to assure that, insofar as within the control of Parent: (i) for a period of three years after the Closing Date, at least 75% of the members of the Board of Directors or Trustees of each Fund Client which enters into a replacement Investment Contract with an Advisory Entity that constitutes an investment advisory agreement are not (A) "interested persons" of the Surviving Corporation, or (B) "interested persons" of the Company; and (ii) there is not imposed on any Fund Client an "unfair burden" (within the meaning of Section 15(f) of the 1940 Act) as a result of the transactions contemplated by this Agreement, or any express or implied terms, conditions or understandings applicable thereto.

         6.13 Fund Client Contracts, Distribution Plans and Boards. The Company shall use its reasonable best efforts to cause (a) the consideration and due approval by the Board of Directors of each Fund Client and (b) to the extent required by the 1940 Act, the consideration and due approval by such Fund Client's securityholders,

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of (X) a new Investment Contract (or, where permitted, approval of continuation of the existing Investment Contract) with the same Advisory Entity to become effective upon the Closing, in each case, on the same material terms as in effect on the date hereof under such Investment Contract for the performance by the relevant Advisory Entity of investment management, investment advisory, investment subadvisory, distribution or administration services and (Y) an amended Rule 12b-1 distribution plan, in each case, on the same material terms as in effect on the date hereof. In addition, the Company shall use its reasonable best efforts to encourage the Board of Directors of each Fund Client (or, to the extent required by the 1940 Act, the independent Directors thereof)
(X) to select and nominate, so as to constitute a majority of the independent Directors of such Board, individuals who are currently serving as independent directors of investment companies that are advised by an Affiliate of Parent, and (Y) to nominate one director (who shall not be an independent director) that is selected by Parent.

         6.14 Non-Fund Advisory Contracts. The Company or relevant Advisory Entity shall notify each Advisory Client of the transactions contemplated by this Agreement and use its reasonable best efforts to obtain, prior to the Closing, any necessary consent of each Advisory Client to the "assignment" (as such term is used in the Advisers Act) of its Investment Contract involving investment advisory services as a result of the transactions contemplated hereby in a form reasonably satisfactory to Parent. The Company and Advisory Entity shall consult with Parent regarding all written communications with Advisory Clients concerning the obtaining of such assignments.

         6.15 Qualification of the Fund Clients; Fund Client Boards. Subject to applicable fiduciary duties to the Fund Clients, the Company will use its reasonable best efforts to cause the Fund Clients to take no action (i) that would prevent any Fund Client from qualifying as a "regulated investment company", within the meaning of Section 851 of the Code, or (ii) that would be inconsistent with any Fund Client's prospectus and other offering, advertising and marketing materials.

         6.16     Other Actions by the Company and Parent.
                  ---------------------------------------

         (a) Rights. Prior to the Effective Time, the board of directors of the Company shall take all necessary action to terminate all of the outstanding Rights, effective immediately prior to the Effective Time.

         (b) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, ING, Parent and its board of directors and the Company and its board of directors shall each grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Stock Option Agreement, as the case may be,

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or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         6.17 Appointments. Following the Effective Time, ING will take such reasonable action as may be necessary or appropriate to seek an invitation by the Supervisory Board of ING to the person named in Section 6.17 of the Company Disclosure Letter to join such Supervisory Board at the next meeting of ING's stockholders as a full member, recognizing that under Dutch law the Supervisory Board is responsible for appointing its own members and that appointment to the Supervisory Board requires approval of ING's stockholders and Works Council. Following the Effective Time, Parent shall cause to be elected to the board of directors of Parent four of the current directors of the Company reasonably acceptable to Parent.

                                   ARTICLE VII

                                   Conditions

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable law and the certificate and by-laws of the Company.

         (b) Regulatory Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act and applicable Insurance Laws shall have expired or been terminated and (ii) other than the filing provided for in
Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), other than (in the case of jurisdictions other than the United States, the United Kingdom and the Netherlands) those the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely (as compared to the situation in which they are made or obtained and taking into account all possible consequences to the Parent and its Subsidiaries and the Company and its Subsidiaries of consummating the transactions contemplated by this Agreement without making or obtaining them) (i) to be material to the Company and its Subsidiaries, taken as a whole, (ii) to be material to the

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Parent and its Subsidiaries, taken as a whole, (iii) to materially and adversely impact the reasonably anticipated economic and business benefits to the Parent and its Subsidiaries of the transactions contemplated hereby, (iv) to result in criminal liability or a more than de minimis civil fine or other penalty against Parent or any of its Subsidiaries, Affiliates or employees or against the Company or any of its Subsidiaries, Affiliates or employees, or (v) to result in Parent and its Subsidiaries being prohibited from conducting, or materially limited in their ability to conduct, business in any jurisdiction (collectively, "Governmental Consents").

         (c)      Litigation.
                  ----------

         (i) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (including any Insurance Law) (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

         (ii) No Governmental Entity shall have instituted or threatened to institute any proceeding that seeks an Order.

         (d) ADS Listing. The ADSs issuable pursuant to Section 4.5 of this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

         (e) F-4 Registration Statement. The F-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the F-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

         (f) Blue Sky. ING and Parent shall have received all state securities Law, insurance securities Law and "blue sky" permits and approvals necessary to consummate the Merger.

         7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement which are qualified by "Company Material Adverse Effect" shall each be true and correct as so qualified as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier

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date), (ii) the representations and warranties of the Company set forth in
Sections 5.1(a), 5.1(b), 5.1(c), 5.1(j), 5.1(p) and 5.1(q) of this Agreement which are not qualified by "Company Material Adverse Effect" shall each be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) and (iii) the representations and warranties of the Company set forth in this Agreement other than those contemplated by clauses (i) and (ii) hereof (without giving effect to any qualifications as to "materiality" or other similar qualifications) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to "materiality" or other similar qualifications) would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the foregoing effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Stock Option Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or is not reasonably likely to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and no such consent or approval, and no Governmental Consent shall require ING to (i) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, is reasonably likely to have a material adverse effect on the financial condition, properties, business or annual results of operations of the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the financial condition, properties, business or annual results of operations of ING and its Subsidiaries, taken as a whole.

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         (d) Client Approvals. The approvals contemplated in Section 6.13 shall have been obtained for Fund Clients representing at least 75% of the total assets under management of Fund Clients as of the date hereof. "Total assets under management" means the aggregate of the net assets of the open-end and closed end Fund Clients, as adjusted to eliminate increases or decreases attributable exclusively to positive or negative changes in the market value of portfolio assets as of the date hereof.

         7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. (i) The representations and warranties of ING, Parent and Merger Sub set forth in this Agreement which are qualified by "Parent Material Adverse Effect" shall each be true and correct as so qualified as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), (ii) the representations and warranties of ING, Parent and Merger Sub set forth in
Section 5.2(a), 5.2(b) and 5.2(c) of this Agreement which are not qualified by "Parent Material Adverse Effect" shall each be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and (iii) the representations and warranties of ING, Parent and Merger Sub set forth in this Agreement other than those contemplated by clauses (i) and (ii) hereof (without giving effect to any qualifications as to "materiality" or other similar qualifications) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to "materiality" or other similar qualifications) would not be, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

         (b) Performance of Obligations of ING, Parent and Merger Sub. Each of ING, Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of ING, Parent and Merger Sub by authorized officers of ING and Parent to such effect.

         (c) Consents Under Agreements. ING shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which ING or any of its Subsidiaries is a party, except those for which failure to obtain

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such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

                                  ARTICLE VIII

                                   Termination

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by holders of Shares of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

         8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either the Company or Parent (and written notice to the other party) if (a) the Merger shall not have been consummated by March 31, 2001 whether such date is before or after the date of approval by the holders of Shares of the Company (the "Termination Date"); provided, however, that the Termination Date shall be automatically extended for two (2) months (the "Extended Date"), if, on March 31, 2001: (i) any of the Governmental Consents described in 7.1(b) have not been obtained or waived, (ii) each of the other conditions to the consummation of the Merger set forth in
Article VII has been satisfied or waived or remains capable of satisfaction, and
(iii) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith; (b) the approval of the holders of Shares required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non- appealable (whether before or after the approval by the stockholders of the Company); or (d) any Law is in effect or is adopted or issued which has the effect of prohibiting the Merger; provided that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the holders of Shares referred to in Section 7.1(a), by action of the board of directors of the Company and written notice to Parent if: (a) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give

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rise to a failure of the condition set forth in Section 7.3(a) or Section 7.3(b)
or (b) in accordance with, and subject to the terms and conditions of, Section 6.2(b).

         8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent and written notice to the Company if: (a) the board of directors of the Company shall have withdrawn or adversely modified its adoption or recommendation of this Agreement or shall have approved or recommended a Superior Proposal, or (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the condition set forth in Section 7.2(a) or Section 7.2(b) or (c) Shares or other securities or assets are issued or delivered pursuant to the terms of the Rights Agreement upon or following the occurrence of a Section 13 Triggering Event (as defined in the Rights Agreement) or an Acquiring Person (as defined in the Rights Agreement) becoming such.

         8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any deliberate breach of this Agreement occurring prior to such termination. The parties further agree that if the Company is or becomes obligated to pay a termination fee pursuant to Section 8.5(b), the right of Parent to receive such termination fee shall be the sole remedy for damages of Parent with respect to the facts and circumstances giving rise to such payment obligation except for any deliberate breach of this Agreement. No party may assert a claim for damages for any inaccuracy of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement.

         (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.4(a), or (ii) this Agreement is terminated by the Company pursuant to Section 8.3(b), then the Company shall, promptly, but in no event later than one business day after the date of such termination, pay Parent a termination fee of one hundred and forty million dollars ($140,000,000) (the "Termination Fee") and shall promptly, but in no event later than one business day after being notified of the amount of all documented out-of-pocket charges and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum of five million dollars ($5,000,000) ("Out-of-Pocket Expenses"), pay to Parent an amount equal to the Out-of-Pocket Expenses, in each case payable by wire transfer of same day funds. In the event that (i) this Agreement is terminated by Parent or

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the Company pursuant to Section 8.2(b) or (ii) this Agreement is terminated by
Parent pursuant to Section 8.4(b), then (A) the Company shall promptly, but in no event later than one business day after being notified of the Out-of-Pocket Expenses by Parent, pay to Parent an amount equal to the Out-of-Pocket Expenses, payable by wire transfer of same day funds and (B) if, in the case of clause
(i), a bona fide Acquisition Proposal shall have become public or any Person shall have publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal prior to the date of the Shareholders Meeting or if, in the case of clause (ii), this Agreement is terminated by Parent pursuant to Section 8.4(b) as a result of a deliberate breach by the Company and a bona fide Acquisition Proposal shall have been made to the Company or become public or any Person shall have announced to the Company or publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal prior to the date of termination, and in the case of each of clause (i) and clause (ii), within fifteen (15) months from the date of termination, the Company executes and delivers a definitive agreement with respect to any Acquisition Proposal or an Acquisition Proposal is consummated (it being understood that in the event the board of directors of the Company recommends the acceptance by the shareholders of the Company of a third-party tender offer or exchange offer for at least a majority of the outstanding Shares, such recommendation shall be treated as though an agreement with respect to an Acquisition Proposal had been executed), the Company shall promptly, but in no event later than one business day after the date of such execution and delivery, or consummation, as the case may be, pay Parent the Termination Fee. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                            Miscellaneous and General

         9.1 Survival. This Article IX and the agreements of the Company, ING, Parent and Merger Sub contained in Article IV, Sections 6.7 (Stock Exchange),
6.9 (Benefits; Company Options), 6.10 (Expenses) and 6.11 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the

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agreements of the Company, Parent and Merger Sub contained in Section 6.10
(Expenses) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.2 Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

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         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY
ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to ING, Parent or Merger Sub

         ING America Insurance Holdings, Inc.
         5780 Powers Ferry Road, NW
         Atlanta, Georgia  30327-4390
         Attention: Michael W. Cunningham,
                    Executive Vice President &
                    Chief Financial Officer
                    Fax:  770-980-3303

                    B. Scott Burton
                    Senior Vice President &
                    Chief Counsel
                    Fax:  770-850-7660

         with copies to:

         Strawinskylaan 2631, 1077 ZZ Amsterdam,

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         P.O. Box 810,
         1000 Av. Amsterdam, the Netherlands
         Attention: Fred Hubbell
                    Executive Board Member
                    Fax:  +31-20-541-5402

                    Diederik van Wassenaer
                    General Counsel
                    Fax:  +31-20-541-8723

         and

         Sullivan & Cromwell
         125 Broad Street
         New York, New York  10004
         Attention: Stephen M. Kotran, Esq.,
                    William D. Torchiana, Esq.,
                    Fax:  212-558-3588

         if to the Company

         Reliastar Financial Corp.,
         20 Washington Avenue South
         Minneapolis, Minnesota  55401
         Attention: Richard R. Crowl, Esq.
                    Fax:  612-342-3160

         with copies to:

         Wachtell, Lipton, Rosen & Katz
         51 W. 52nd Street
         New York, New York  10019
         Attention: Elliott V. Stein, Esq.
                    Fax:  212-403-2000

         and

         Faegre & Benson LLP
         2200 Norwest Center
         90 South 7th Street
         Minneapolis, Minnesota  55402
         Attention: Thomas G. Morgan, Esq.

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                    Fax:  612-336-3026

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         9.7 Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Stock Option Agreement and the Confidentiality Agreement, dated March 9, 2000 (the "Confidentiality Agreement"), between Parent and the Company constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

         9.8 No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.10 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due, and Parent and Merger Sub will indemnify the Company against liability for any such taxes.

         9.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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         9.12 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, the use of the singular shall include the plural, the use of the masculine shall include the feminine, and vice versa. As used in this Agreement, the antecedent of any personal pronoun shall be deemed to be only the next preceding proper noun or nouns, as appropriate for such pronoun. As used in this Agreement, any reference to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation.

         9.13 Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                            RELIASTAR FINANCIAL CORP.



                                            By: /s/ Richard R. Crowl
                                               ---------------------------------
                                               Richard R. Crowl
                                               Senior Vice President
                                               General Counsel and Secretary

                                            ING GROEP, N.V.



                                            By: /s/ Michael W. Cunningham
                                               ---------------------------------
                                               Michael W. Cunningham
                                               Attorney-in-fact


                                            ING AMERICA INSURANCE HOLDINGS, INC.



                                            By: /s/ Michael W. Cunningham
                                               ---------------------------------
                                               Michael W. Cunningham
                                               Executive Vice President and
                                               Chief Financial Officer


                                            SHP ACQUISITION CORP.



                                            By: /s/ Michael W. Cunningham
                                               ---------------------------------
                                               Michael W. Cunningham
                                               President

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